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                                                                    Exhibit (99)

Contacts:  McKesson
        Media
        Larry Kurtz
        Vice President, Corporate Communications
        415-983-8418
        or
        Investors
        Janet Bley
        Vice President, Investor Relations
        415-983-9357


McKESSON ANNOUNCES $300 MILLION
PRIVATE PLACEMENT OF SENIOR UNSECURED DEBT

SAN FRANCISCO, CALIF., February 24, 1998 -- McKesson Corporation (NYSE:MCK) announced today that it has completed a private placement of $300 million senior unsecured debt securities. The placement consists of $150 million senior unsecured debt securities due March 1, 2005, with a coupon of 6.30% and issue price of 99.992, and $150 million senior unsecured debt securities due March 1, 2008, with a coupon of 6.40% and issue price of 99.764. The proceeds will be used for general corporate purposes.

        The debt securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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